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                                                                    EXHIBIT 11.2
                                                                     PAGE 1 OF 1

                     GREYHOUND LINES, INC. AND SUBSIDIARIES
                        COMPUTATION OF EARNINGS PER SHARE

                                                                                              YEAR ENDED
                                                                                          DECEMBER 31, 1997
                                                                                          -----------------
BASIC EARNINGS PER SHARE

     Net income attributable to common shareholders before extraordinary item ............  $  4,750,000
     Extraordinary item ..................................................................   (25,323,000)
                                                                                            ------------
     Net loss attributable to common shareholders ........................................  $(20,573,000)
                                                                                            ============


     Shares:
         Weighted average number of common shares issued .................................    59,073,285
         Less weighted average treasury stock ............................................      (109,192)
                                                                                            ------------
         Weighted average number of common shares outstanding, as adjusted ...............    58,964,093
                                                                                            ------------

     Per share:
     Net income attributable to common shareholders before extraordinary item ............  $       0.08
     Extraordinary item ..................................................................         (0.43)
                                                                                            ------------
     Net loss attributable to common shareholders ........................................  $      (0.35)
                                                                                            ============


DILUTED EARNINGS PER SHARE

     Net income available to common shareholders before extraordinary item ...............  $  4,750,000
     Plus interest expense on 8 1/2% Convertible Subordinated Debentures .................           --- *
     Plus dividends on the 8 1/2% Convertible Exchangeable Preferred Stock ...............           --- *
                                                                                            ------------
     Adjusted loss attributable to common shareholders before extraordinary item .........     4,750,000
                                                                                            ------------

     Extraordinary item ..................................................................   (25,323,000)
                                                                                            ------------
     Adjusted income attributable to common shareholders .................................  $(20,573,000)
                                                                                            ============

     Shares:
         Weighted average number of common shares issued .................................    59,073,285
         Less weighted average treasury stock ............................................      (109,192)
         Assuming exercise of options reduced by the number of common shares which
              could have been purchased with the proceeds from exercise of such options ..     1,737,481
         Assuming conversion of 8 1/2% Convertible Subordinated Debentures
              into shares of Common Stock ................................................           --- *
         Assuming conversion of the 8 1/2% Convertible Exchangeable Preferred Stock ......           --- *
                                                                                            ------------
         Weighted average number of common shares outstanding, as adjusted ...............    60,701,574
                                                                                            ------------

     Per share:
     Net income attributable to common shareholders before extraordinary item ............  $       0.08
     Extraordinary item ..................................................................         (0.42)
                                                                                            ------------
     Net loss per share attributable to common shareholders ..............................  $      (0.34)
                                                                                            ============

* Not used in calculation of weighted average number of common shares due to the antidilutive effect of the assumed conversion of the 8 1/2% Convertible Subordinated Debentures and the 8 1/2% Convertible Exchangeable Preferred Stock.